MEMORANDUM OF UNDERSTANDING

by and between

Kaya Brands International, Inc. or “KBI” (a majority owned subsidiary of Kaya Holdings, Inc., a US Publicly traded Company)

and

Greekkannabis PC or “GKC” (a Greek domiciled Private Company)

and

GKC’s Corporate Shareholders

regarding a cooperation agreement to obtain the necessary installation/operation licenses and jointly operate GKC for the cultivation, extraction and processing of medical cannabis in Greece and its global distribution

Cooperation Agreement

KBI and GKC and its Corporate Shareholders (the “Parties”) desire to acquire all necessary permits/licenses (“the Greek Licenses”) for the installation and operation of infrastructures to cultivate, produce, extract, process, transport and store medical cannabis and related products in Greece (the “Territory”) and distribute them in Greece and abroad in conformity with the competent laws (the “Endeavor”). The Parties will cooperate to complete all the procedures and legal actions to acquire the Greek License(s) and further the Endeavor.

Should the necessary Greek Licenses applied for by GKC be irrevocably denied by the competent Greek authorities, the cooperation of the Parties shall not be effected and this MoU shall be considered null and void and the Parties shall be released from any and all obligations relating hereto.

GKC Ownership and Structure

In consideration for KBI’s assistance with obtaining the Greek licenses and providing the necessary Know-How as denoted below, GKC and its Corporate Shareholders agree to extend an option to KBI so that KBI may acquire a 50% ownership interest in GKC from the Corporate Shareholders by purchasing 50% of their shares.

The cost of the acquisition by KBI of 50% of GKC’s shares should amount to 50% of the total expenses incurred by the Parties relating to the furtherance of the Endeavor as further delineated in “Startup Costs” below.

Any proposed change in the ownership structure going forward will require 100% agreement between the Parties.

GKC Operation

Following KBI’s acquisition of 50% ownership in GKC, GKC will be capitalized, governed and operated pursuant to a to-be-developed operating agreement (the “Operating Agreement”) that will initially require the unanimous agreement of the Parties for its ratification.

Following KBI’s acquisition of 50% ownership in GKC and together with the ratification of the Operating Agreement, all GKC shareholders may agree and execute a shareholders agreement (the “Shareholders Agreement”) to govern all other matters not dealt with in the Operation Agreement.

Consequently, GKC’s Articles of Association shall be amended pursuant to the Definitive Agreements, as defined below.

KBI reserves the right to send quarterly a member of their staff with adequate knowledge to observe such meetings and the cultivation/production process, inspect the facilities, set operational objectives, review progress, set budget allocations and assist in general decision making. Exact responsibilities of such observer shall be decided in the Definitive Agreements.

Shareholders Rights

GKC’s managers committee to be appointed by the shareholders as defined below, will be responsible for the day to day governance, policies and operation of GKC.

Together with the ratification of the Operating Agreement, all GKC shareholders shall agree and execute the Shareholders Agreement, which shall set out the shareholders’ rights and obligations, in order to establish a fair relationship between the shareholders and govern how GKC will be run. Standard clauses will be included in the Shareholders Agreement for the protection of shareholders, including pre-emption rights, transfer restrictions, rights to receive information, rights to call a meeting etc.

With respect to shareholder matters, the general meeting of the shareholders will decide through a majority vote for all issues, with the exception of Reserve Matters as defined below. Each shareholder will vote on the basis of their shareholding percentage.

Reserve Matters: Certain reserve matters, to be defined in the Definitive Agreements, will require super-majority (2/3) vote by all shareholders. Such reserve matters would include indicatively: (a) raising capital, additional equity issuances and deal structure, (b) fund allocation decisions, (c) infrastructure, development and construction decisions, (d) core business practices and focus and changes in such core business focus, (e) decision on expansion and growth, (f) any and all partnerships and joint venture, (g) any and all acquisitions and other matters typically requiring super-majority.

Manager Committee

Each shareholder should be equally represented by a manager in the manager committee depending on the percentage of shares it holds. It is proposed that the committee consists of an odd number of members on the basis of the following:

Each Corporate Shareholder to be entitled to appoint one manager as long as they retain at least 25% in GKC each. KBI to be entitled to appoint one manager for every 25% in share ownership in GKC. The managers may appoint at their discretion one independent committee member to ensure that the total number of managers is odd.

Final committee composition will be agreed at the time of the Definitive Agreements as defined below, or later, once shareholding structure has been finalized.

KBI reserves the right to call committee meetings and to appoint at its discretion an observer to the committee to observe such meetings, as well as the cultivation/production process, inspect the facilities, set operational objectives, review progress, set budget allocations and assist in general decision making.

Applications / Greek Licenses

GKC shall be responsible for contacting the responsible organizations and ministries for license, land and relevant permits (the “Applications”) according to global GAP and EU – GMP regulations.

All Applications information already submitted by GKC will be shared with KBI; going forward, following the execution of this MoU, all information to be submitted will be mutually approved by and between the Parties prior to submission.

The Applications and Greek Licenses will be submitted and issued in the name of the GKC and may only be used pursuant to the unanimous agreement of the Parties. In the event that government regulations require the Greek Licenses to be issued in the name of an individual or other entity (individually and collectively the “Licensee(s)”), the Licensee(s) will irrevocably assign all rights to the Greek Licenses to GKC.

GKC shall provide KBI all supporting to the Applications documentation that demonstrates the quality, security and standard operating procedures relating to the cultivation, production and distribution of cannabis and related pharmaceutical products for medical use submitted or to be submitted to the competent authorities. KBI reserves the right to request any additional information and may make amendments in keeping with current knowledge.

Know-How

KBI will be responsible for providing Know-How related to cannabis cultivation, cannabis processing, cannabis brand development and other cannabis industry information according to global GAP and EU – GMP regulations.

Startup Costs

KBI and GKC/Corporate Shareholders shall be responsible for the costs and business expenses of forming GKC and obtaining the Greek Licenses on a 50/50 ratio. Costs will include but not be limited to costs already incurred by GKC in pursuit of the Greek Licenses and costs to be incurred by GKC and/or KBI in pursuit of the Greek Licenses from hereonafter, legal fees and legitimate business expenses relating to the furtherance of the Endeavor.

Such expenses in order to be taken into consideration should be supported by sufficient evidence (including invoices and evidence of payment of such expenses), and be within an approved category and amount or have prior all-party approval.

Definitive Agreements	Parties will draft and execute a Shareholders Agreement to govern the Shareholders’ relations and an Operating Agreement to govern how GKC will be run (the “Definitive Agreements”).
Due Diligence

KBI will carry out legal, financial, accounting and licensing due diligence into GKC, in order to obtain and review legal and financial information on GKC and the licensing procedures. GKC and its Corporate Shareholders shall provide KBI counsels with all requested documentation as indicatively stated in Annex A promptly following the execution of this MoU.

Term and Expiry

Should the the option for KBI to acquire a 50% ownership interest in GKC from the Corporate Shareholders and the Definitive Agreements not be executed within 120 days from the execution of this MoU, or should the Greek Licenses irrevocably and definitely not be granted, the cooperation shall not proceed and this MoU is terminated and no fees or other obligations are owed to any Party.

The Parties’ cooperation in the venture described herein and the execution of the Definitive Agreements are subject to the findings of the due diligence. Should the findings of the due diligence investigation not be to KBI’s satisfaction, KBI may terminate the cooperation agreement with no liabilities or any other obligations arising herefrom. In such a case this MoU shall be considered null and void.

Applicable Law and jurisdiction

Greek Law to govern the terms of this MoU and the Definitive Agreements and all disputes arising out of this MoU and the Definitive Agreements will be settled under the Rules of Arbitration of the International Chamber of Commerce.

Language, construction and interpretation	GKC corporate documents and the Definitive Agreements will be dually drafted/translated in Greek and English languages but in the event of a dispute the prevailing language version will be English.
Notices

All notices and other communications required or permitted hereunder to be given to a party to this Note shall be in writing and shall be faxed, mailed by registered or certified mail postage prepaid, delivered by a national overnight delivery service, or otherwise delivered by hand, electronically (including by email) or by messenger, addressed to such party’s address as set forth below:

if to the KBI:

Kaya Brands International, Inc.

c/o Kaya Holdings, Inc.

915 Middle River Drive

Suite 316

Ft. Lauderdale, FL 33304

Attention: Craig Frank, CEO

craig@kayaholdings.com,

wdavejones1@icloud.com

if to GKC:

Greekkannabis PC

6 Anastaseos Street

Elliniko, Athens, Greece

Attention: Ilias Kammenos, Managing Partner

elias.kammenos@gmail.com

or such other address with respect to a party as such party shall notify each other party in writing as above provided. Any notice sent in accordance with this Section 9 shall be effective upon the earlier of: (i) if mailed, five (5) Business Days after mailing; (ii) if sent by messenger, upon delivery; (iii) if sent by a nationally recognized overnight delivery service, one (1) Business Day after having been dispatched; (iv) if sent via fax, upon transmission and electronic confirmation of transmission or (if transmitted and received on a non-Business Day) on the first (1st) Business Day following transmission and electronic confirmation of transmission (provided, however, that any notice of change of address shall only be valid upon receipt); (v) if sent by electronic mail, upon transmission and notice by telephone of such transmission or (if transmitted and received on a non-Business Day) on the first Business Day following transmission and notice by telephone; and (vi) upon the actual receipt thereof.

This document summarizes the principal terms of a proposed cooperation between the Parties hereto regarding the joint venture in the operation of GKC, the granting of the necessary installation/operation licenses and the cultivation, extraction and processing of medical cannabis in Greece and its global distribution.

In witness whereof, the parties hereto, intending to be legally bound hereby, have each caused to be affixed hereto its or his/her hand and seal the day indicated.

Greekkannabis PLC.	Kaya Brands International, Inc.
By: /s/ Ilias Kammenos _____________ (Signature)	By: /s/ Craig Frank_______________ (Signature)
Name: Ilias Kammenos	Name: Craig Frank
Title: Managing Partner & Shareholder	Title: Chairman, CEO
Date: October 31, 2019	Date: October 31, 2019

By: Calliope Zogopoulou (Signature)
Name: Calliope Zogopoulou
Title: Shareholder
Date: October 31, 2019______________